EXHIBIT 1

                               REQUEST FOR WAIVER

    Redwood Trust, Inc. Direct Stock Purchase and Dividend Reinvestment Plan

This form is to be used by Participants in the Redwood Trust, Inc. ("Redwood") Direct Stock Purchase and Dividend Reinvestment Plan ("Plan") who are requesting authorization from Redwood to make an optional cash payment under the Plan in excess of the $10,000 monthly maximum.

A new form must be completed each month the Participant wishes to make an optional cash payment in excess of the $10,000 monthly maximum. This form will not be accepted by Redwood Trust unless it is completed in its entirety.

The Participant submitting this form hereby certifies that (a) the information contained herein is true and correct as of the date of this form; (b) the Participant has received a current copy of the Prospectus relating to the Plan (the "Prospectus") and (c) the Participant must submit a copy of this Request for Waiver (approved by Redwood) to Computershare Investor Services at the same time an Initial Enrollment Form and the optional cash payment are submitted by the Participant.

For information regarding the discount (if any) and threshold price (if any) that may be applicable to optional cash payments made pursuant to an approved Request for Waiver, please visit our website at www.redwoodtrust.com or call
(415) 380-2304. This form should then be completed and returned (via facsimile) to Redwood Trust, Inc. Attention: Investor Relations, Fax number (415) 381-1773, by 10:00 a.m. Pacific Time no later than two (2) business days prior to the Optional Cash Payment Due Date for the applicable Investment Date. If approved by the Company, the approved copy of this form must be returned with full payment on the optional Cash Payment Due Date. See Question 17 to the Prospectus for further information.

________________________________________________________________________________

___________________________________          ___________________________________
Date                                         Social Security or Tax I.D. Number

___________________________________          ___________________________________
Participant's Signature                      Street Address

___________________________________          ___________________________________
Participant's Signature                      City           State          Zip

___________________________________          ___________________________________
Print Name as it Appears on Share            Phone Number
Certificate (or Name of Beneficial
Stockholder)

___________________________________          ___________________________________
Print Name as it Appears on Share            Fax Number
Certificate (or Account Number and
Location of Shares Held  by
Beneficial Stockholder

___________________________________          ___________________________________
Optional Cash Payment Amount                 Requested Investment Date
Requested

___________________________________          ___________________________________
Maximum Price (if any)                       Requested Pricing Period


Method of Payment: ____ Check

 ____ Money Order  ____ Other*

(Specify)______________________________

* Payment by other than Check or Money Order requires approval of Redwood Trust, Inc.
________________________________________________________________________________


________________________________________________________________________________

As of the date of this Request for Waiver, are you an owner of Redwood Trust,
Inc. stock?     _______ Yes      _______ No

If yes, please provide Redwood Trust, Inc. with the following information (optional):

                                        # Common Shares Owned    _______________

                                        # Preferred Shares Owned _______________
________________________________________________________________________________


________________________________________________________________________________

                         APPROVED BY REDWOOD TRUST, INC.

____________________________    ___________________________   By:_______________
Optional Cash Payment Amount    Approved Investment Date
Approved

____________________________    ___________________________   Name:_____________
Method of Payment Approved      Trading Period

____________________________    ___________________________   Title:____________
Threshold Price, if any         Pricing Period Commencement
                                Date

____________________________    ___________________________    Date:____________
Applicable Waiver Discount      Payment Due Date
________________________________________________________________________________

This Request for Waiver my be withdrawn by the Participant in accordance with the terms of the Plan.